UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

IGNYTE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Fifth Avenue, 4th Floor
New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	IGNYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGNY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	IGNYW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms following a business combination, which terms are similar to those contained in the warrant agreement, dated as of January 27, 2021, between Ignyte Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 2,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 2,350,000 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsor in a private placement that closed concurrently with the closings of the IPO, and determined to classify the Private Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On July 14, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) concluded, after discussion with the Company’s management and legal counsel, that the Company’s audited balance sheet as of February 4, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021 (the “Original 8-K”) should no longer be relied upon due to changes required to reclassify the Private Warrants as liabilities to align with the requirements set forth in the SEC Statement. The Audit Committee also discussed the above matter with the Company’s independent accountants. The Company plans to reflect this reclassification of the Private Warrants in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, to be filed with SEC. Considering such revision, these financial statements should no longer be relied upon.

Going forward, unless the Company amends the terms of its Private Warrant agreement, the Company expects to continue to classify its Private Warrants as a liability, which would require it to incur the cost of measuring the fair value of the Private Warrant liabilities, and which may have an adverse effect on the Company’s results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2021	Ignyte Acquisition Corp.

	By:	/s/ David Rosenberg
		Name:	David Rosenberg
		Title:	Co-Chief Executive Officer